FIRST QUARTER 2023
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,588,956	1,322,200	1,453 (1)	—	—

Bellevue	1,030,434	—	—	—	—

Portland	908,178	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	4,050,264	3,092,616	2,110	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	57%	53%
	Retail	3.1	million	43%	26%
Data is as of March 31, 2023.	Totals	7.2	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended March 31, 2023. Reconciliation of NOI to net income is included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

First Quarter 2023 Supplemental Information	Page

FINANCIAL HIGHLIGHTS

First Quarter 2023 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2023	December 31, 2022

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,477,372	$3,468,537
Construction in progress	214,689	202,385
Held for development	547	547
	3,692,608	3,671,469
Accumulated depreciation	(962,697)	(936,913)
Net real estate	2,729,911	2,734,556
Cash and cash equivalents	87,328	49,571
Accounts receivable, net	8,492	7,848
Deferred rent receivable, net	88,653	87,192
Other assets, net	105,840	108,714
TOTAL ASSETS	$3,020,224	$2,987,881
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,601	$74,578
Unsecured notes payable, net	1,613,014	1,539,453
Unsecured line of credit, net	—	34,057
Accounts payable and accrued expenses	65,946	65,992
Security deposits payable	8,839	8,699
Other liabilities and deferred credits, net	78,098	79,577
Total liabilities	1,840,498	1,802,356
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,717,835 and 60,718,653 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	607	607
Additional paid in capital	1,463,236	1,461,201
Accumulated dividends in excess of net income	(254,879)	(251,167)
Accumulated other comprehensive income	8,165	10,624
Total American Assets Trust, Inc. stockholders' equity	1,217,129	1,221,265
Noncontrolling interests	(37,403)	(35,740)
Total equity	1,179,726	1,185,525
TOTAL LIABILITIES AND EQUITY	$3,020,224	$2,987,881

First Quarter 2023 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2023	2022
REVENUE:
Rental income	$102,710	$96,986
Other property income	5,044	4,484
Total revenue	107,754	101,470
EXPENSES:
Rental expenses	27,506	24,145
Real estate taxes	11,632	11,429
General and administrative	8,999	7,142
Depreciation and amortization	29,901	30,412
Total operating expenses	78,038	73,128
OPERATING INCOME	29,716	28,342
Interest expense, net	(15,729)	(14,666)
Other (expense) income, net	6,679	(162)
NET INCOME	20,666	13,514
Net income attributable to restricted shares	(189)	(155)
Net income attributable to unitholders in the Operating Partnership	(4,341)	(2,836)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$16,136	$10,523

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.27	$0.18
Weighted average shares of common stock outstanding - basic	60,144,609	60,038,683
Diluted income from continuing operations attributable to common stockholders per share	$0.27	$0.18
Weighted average shares of common stock outstanding - diluted	76,326,146	76,220,220

First Quarter 2023 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2023	2022
Funds from Operations (FFO) (1)
Net income	$20,666	$13,514
Depreciation and amortization of real estate assets	29,901	30,412
FFO, as defined by NAREIT	50,567	43,926
Less: Nonforfeitable dividends on restricted stock awards	(187)	(153)
FFO attributable to common stock and common units	$50,380	$43,773

FFO per diluted share/unit	$0.66	$0.57

Weighted average number of common shares and common units, diluted (2)	76,330,711	76,224,367

Funds Available for Distribution (FAD) (1)	$37,232	$29,122

Dividends
Dividends declared and paid	$25,377	$24,545
Dividends declared and paid per share/unit	$0.33	$0.32

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2023	2022
Funds Available for Distribution (FAD) (1)
FFO	$50,567	$43,926
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(13,118)	(12,320)
Net effect of straight-line rents (3)	(2,219)	(3,681)
Amortization of net above (below) market rents (4)	(784)	(829)
Net effect of other lease assets (5)	54	50
Amortization of debt issuance costs and debt fair value adjustment	884	640
Non-cash compensation expense	2,035	1,489
Nonforfeitable dividends on restricted stock awards	(187)	(153)
FAD	$37,232	$29,122

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$6,004	$7,181
Maintenance capital expenditures	7,114	5,139
	$13,118	$12,320

Notes:
(1)    See Glossary of Terms.
(2)    For the three months ended March 31, 2023 and 2022, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2023 Guidance Range (1)(2)		Revised 2023 Guidance Range (2)
Funds from Operations (FFO):
Net income	$51,159	$61,844	$55,704	$63,340
Depreciation and amortization of real estate assets	114,483	114,483	115,392	115,392
FFO, as defined by NAREIT	165,642	176,327	171,096	178,732
Less: Nonforfeitable dividends on restricted stock awards	(787)	(787)	(804)	(804)
FFO attributable to common stock and units	$164,855	$175,540	$170,292	$177,928
Weighted average number of common shares and units, diluted	76,321,691	76,321,691	76,364,096	76,364,096
FFO per diluted share, updated	$2.16	$2.30	$2.23	$2.33

Notes:
(1)    The Prior 2023 Guidance Range as reported in the company's Fourth Quarter 2022 Supplemental Information.
(2)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

First Quarter 2023 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2023 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$50,180	$25,627	$15,563	$15,594	$106,964
Non-same store	790	—	—	—	790
Total	50,970	25,627	15,563	15,594	107,754
Real estate expenses
Same-store	14,277	7,704	6,531	10,082	38,594
Non-same store	544	—	—	—	544
Total	14,821	7,704	6,531	10,082	39,138
Net Operating Income (NOI)
Same-store	35,903	17,923	9,032	5,512	68,370
Non-same store	246	—	—	—	246
Total	$36,149	$17,923	$9,032	$5,512	$68,616
Same-store NOI	$35,903	$17,923	$9,032	$5,512	$68,370
Net effect of straight-line rents (2)	(2,240)	26	23	(17)	(2,208)
Amortization of net above (below) market rents (3)	(470)	(260)	—	—	(730)
Net effect of other lease assets (4)	43	11	—	—	54
Tenant improvement reimbursements (5)	(140)	(1)	—	—	(141)
Same-store cash NOI (5)	$33,096	$17,699	$9,055	$5,495	$65,345

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on March 31, 2023 and 2022. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2023	2022	Change
Cash Basis:
Office	$33,096	$32,058	3.2%
Retail	17,699	16,694	6.0
Multifamily	9,055	8,021	12.9
Mixed-Use	5,495	4,602	19.4
Same-store Cash NOI (2)(3)	$65,345	$61,375	6.5%

Notes:
(1)    Excluding lease termination fees, for the three months ended March 31, 2023 and 2022, the change in same-store cash NOI would be 6.6% .
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

0

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2023	2022	Change
Cash Basis:
Office	$32,805	$31,869	2.9%
Retail	17,699	16,694	6.0
Multifamily	9,055	8,021	12.9
Mixed-Use	5,495	4,602	19.4
Same-store Cash NOI with Redevelopment (1)(2)	$65,054	$61,186	6.3%

Notes:
(1)    Excluding lease termination fees, for the three months ended March 31, 2023 and 2022, the change in same-store cash NOI with redevelopment would be 6.4%.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2023
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$13,966	$8,814	$7,564	$—	$30,344
Northern California	6,240	2,345	—	—	8,585
Hawaii	—	3,065	—	5,495	8,560
Oregon	5,994	228	1,491	—	7,713
Texas	—	3,248	—	—	3,248
Washington	7,218	—	—	—	7,218
Total Cash NOI	$33,418	$17,700	$9,055	$5,495	$65,668

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended March 31, 2023

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
12%
Washington
11%
Hawaii
13%
Texas
5%
Northern California
13%
Southern California
46%

Multifamily
14%
Mixed-Use
8%
Office
51%
Retail
27%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2023
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,845	$146	$2,372	$(2,786)	$—	$7,577
Torrey Reserve Campus (7)	5,834	92	393	(1,846)	(257)	4,216
Torrey Point	1,366	105	20	(380)	(312)	799
Solana Crossing	2,009	10	68	(634)	(75)	1,378
The Landmark at One Market	10,265	72	316	(3,165)	(1,135)	6,353
One Beach Street	—	—	—	(114)	—	(114)
First & Main	2,756	204	746	(1,044)	101	2,763
Lloyd Portfolio (7)	4,185	382	277	(1,480)	(12)	3,352
City Center Bellevue	6,133	525	276	(1,867)	(457)	4,610
Eastgate Office Park	1,218	35	554	(684)	(107)	1,016
Corporate Campus East III	1,084	60	445	(431)	(42)	1,116
Bel-Spring 520 (8)	494	12	223	(254)	—	475
Subtotal Office Portfolio	$43,189	$1,643	$5,690	$(14,685)	$(2,296)	$33,541
Retail Portfolio
Carmel Country Plaza	$923	$29	$220	$(244)	$(4)	$924
Carmel Mountain Plaza	3,293	44	767	(825)	90	3,369
South Bay Marketplace	634	30	214	(200)	—	678
Gateway Marketplace	672	4	225	(245)	—	656
Lomas Santa Fe Plaza	1,634	21	280	(400)	8	1,543
Solana Beach Towne Centre	1,654	27	481	(528)	11	1,645
Del Monte Center	2,400	147	906	(1,430)	30	2,053
Geary Marketplace	307	—	111	(126)	—	292
The Shops at Kalakaua	273	16	49	(90)	—	248
Waikele Center	3,079	371	928	(1,566)	5	2,817
Alamo Quarry Market	3,399	193	1,546	(1,948)	58	3,248
Hassalo on Eighth - Retail	225	67	38	(102)	—	228
Subtotal Retail Portfolio	$18,493	$949	$5,765	$(7,704)	$198	$17,701

First Quarter 2023 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2023
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,049	$267	$—	$(1,457)	$(9)	$2,850
Imperial Beach Gardens	1,087	69	—	(539)	(11)	606
Mariner's Point	559	32	—	(234)	(9)	348
Santa Fe Park RV Resort	489	40	—	(297)	—	232
Pacific Ridge Apartments	5,545	230	—	(2,229)	(18)	3,528
Hassalo on Eighth - Multifamily	2,899	408	—	(1,776)	(40)	1,491
Subtotal Multifamily Portfolio	$14,628	$1,046	$—	$(6,532)	$(87)	$9,055
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,098	$1,024	$848	$(1,624)	$(12)	$2,334
Waikiki Beach Walk - Embassy Suites™	10,016	1,603	—	(8,458)	—	3,161
Subtotal Mixed-Use Portfolio	$12,114	$2,627	$848	$(10,082)	$(12)	$5,495
Subtotal Development Properties	$—	$1	$—	$(125)	$—	$(124)
Total	$88,424	$6,266	$12,303	$(39,128)	$(2,197)	$65,668
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2023 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $2.5 million for the three months ended March 31, 2023. Total abatements for our retail portfolio and mixed-use portfolio were minimal for the three months ended March 31, 2023. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended March 31, 2023. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended March 31, 2023. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.1 million in the aggregate for the three months ended March 31, 2023.
(2)    Represents additional property-related income for the three months ended March 31, 2023, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended March 31, 2023.
(4)    Represents property operating expenses for the three months ended March 31, 2023. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, and tenant improvement reimbursements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $0.4 million for the three months ended March 31, 2023.
(8)    Bel-Spring 520 was acquired by us on March 8, 2022.

First Quarter 2023 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2023
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$3,717	$4,431	$8,148	$4,480	$8,097	$20,725
Retail Portfolio	2,140	385	2,525	—	—	2,525
Multifamily Portfolio	—	1,313	1,313	—	—	1,313
Mixed-Use Portfolio	147	985	1,132	—	—	1,132
Total	$6,004	$7,114	$13,118	$4,480	$8,097	$25,695

First Quarter 2023 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	March 31, 2023	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,874	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,874

Term Loan A (3)	$100,000	2.75%	$2,700	January 5, 2027
Term Loan B (4)	150,000	5.52%	8,303	January 5, 2025
Term Loan C (5)	75,000	5.52%	4,151	January 5, 2025
Series F Notes (6)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (7)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (8)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (9)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (10)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (11)	$1,625,000	3.96%	$65,589

Unsecured Line of Credit (12)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.40 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    On January 5, 2023, the fully-drawn borrowings on Term Loan B were increased from $100 million to $150 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $150 million Term Loan B at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(5)    On January 5, 2023, the fully-drawn borrowings on Term Loan C were increased from $50 million to $75 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $75 million Term Loan C at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(6)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(7)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(8)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(9)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(10)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(11)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $12.0 million.
(12)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The 2022 Revolver Loan total does not include debt issuance costs, net of $1.8 million

First Quarter 2023 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	March 31, 2023
Common shares outstanding	60,718
Common units outstanding	16,182
Common shares and common units outstanding	76,900
Market price per common share	$18.59
Equity market capitalization	$1,429,571
Total debt	$1,700,000
Total market capitalization	$3,129,571
Less: Cash on hand	$(87,328)
Total enterprise value	$3,042,243
Total unencumbered assets, gross	$3,592,593

Total debt/Total capitalization			54.3%
Total debt/Total enterprise value			55.9%
Net debt/Total enterprise value (1)			53.0%
Total unencumbered assets, gross/Unsecured debt			221.1%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	6.4	x	6.9	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.1	x	6.5	x
Interest coverage ratio (4)	4.0	x	4.0	x
Fixed charge coverage ratio (4)	4.0	x	4.0	x

Debt Maturity Schedule
as of March 31, 2023
Principal Repayment (in millions)
$600
$400
$200
$0
$100
$425
$350
$75
$100
$150
$500
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	3.8%	5.0%	—%	3.8%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	4.02%
Weighted Average Term to Maturity:	4.9

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended March 31, 2023, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are included in the Glossary of Terms.

First Quarter 2023 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$113,255	$175,000

One Beach Street	San Francisco, CA	February 2021	December 2023	TBD	102,000	—%	2024	$33,748	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2023 Supplemental Information	Page

PORTFOLIO DATA

First Quarter 2023 Supplemental Information	Page

PROPERTY REPORT

As of March 31, 2023				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,648	99.0%	$45,080,404	$62.84
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	547,035	95.1%	24,531,138	47.15
Torrey Point	San Diego, CA	2017	2	93,264	100.0	5,494,768	58.92
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	82.7	8,121,317	43.84
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	41,060,584	97.20
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	95.0	11,250,087	32.87
Lloyd Portfolio	Portland, OR	1940-2015	3	547,864	88.2	16,860,260	34.89
City Center Bellevue	Bellevue, WA	1987	1	496,357	85.5	23,987,267	56.52
Eastgate Office Park	Bellevue, WA	1985	4	281,204	61.2	6,729,622	39.10
Corporate Campus East III	Bellevue, WA	1986	4	159,578	85.0	5,918,578	43.63
Bel-Spring 520	Bellevue, WA	1983	2	93,295	76.1%	2,638,972	$37.17
Subtotal/Weighted Average Office Portfolio (8)			39	4,050,264	88.1%	$191,672,997	$53.72
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	89.8%	$3,776,354	$53.85		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	98.5	13,630,451	26.19	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,556,121	19.24		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,664,879	20.84	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	98.0	6,629,412	32.48		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	96.7	6,708,354	28.13		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	82.8	9,266,002	16.62	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,221,287	34.74		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	1,105,775	121.94		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,333,795	29.50	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	95.2	14,721,903	26.29	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora
Hassalo on Eighth	Portland, OR	2015	3	44,236	65.5	946,321	32.66		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,616	93.8%	$75,560,654	$26.05
Total/Weighted Average Office and Retail Portfolio (8)			146	7,142,880	90.6%	$267,233,651	$41.29

First Quarter 2023 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of March 31, 2023
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	95.3%	$16,533,012	$2,638
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	91.9	4,457,952	$2,526
Mariner's Point	Imperial Beach, CA	1986	8	88	94.3	2,358,588	$2,369
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	124	81.5	1,884,216	$1,554
Pacific Ridge Apartments	San Diego, CA	2013	3	533	92.5	22,314,864	$3,772
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	95.5	3,120,420	$1,538
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	89.6	6,220,644	$1,717
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	83.2	2,285,124	$1,601
Total/Weighted Average Multifamily Portfolio			121	2,110	91.8%	$59,174,820	$2,546

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	95.0%	$9,184,583	$102.93		Yard House, Roy's

			Number
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	81.9%	$368.29	$301.65
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2023, including leases which may not have commenced as of March 31, 2023. Percentage leased for our multifamily properties includes total units rented as of March 31, 2023.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended March 31, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $33,925,906 to our estimate of annual triple net operating expenses of $11,154,498 for an estimated annualized base rent on a modified gross lease basis of $45,080,404 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,777,056 to our estimate of annual triple net operating expenses of $1,952,567 for an estimated annualized base rent on a modified gross lease basis of $6,729,623 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,386,592 to our estimate of annual triple net operating expenses of $1,531,986 for an estimated annualized base rent on a modified gross lease basis of $5,918,578 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,980,092 to our estimate of annual triple net operating expenses of $658,880 for an estimated annualized base rent on a modified gross lease basis of $2,638,972 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2023. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2023. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

First Quarter 2023 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(8)    Lease data for signed but not commenced leases as of March 31, 2023 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	82,661	$4,403,028	$53.27	$54.97
Retail Portfolio	33,529	$988,296	$29.48	$26.38
Total Retail and Office Portfolio	116,190	$5,391,324	$46.40	$42.14
(a)    Office portfolio leases signed but not commenced of 50,584, 22,448 and 9,629 square feet are expected to commence during the second, third and fourth quarters of 2023, respectively. Retail portfolio leases signed but not commenced of 18,200, 8,060, 5,144 and 2,125 square feet are expected to commence during the second, third and fourth quarters of 2023 and the fourth quarter of 2024, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of March 31, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of March 31, 2023, by square footage under lease as of March 31, 2023.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$763,099
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$410,151
2,912 square feet of the ground leases at Carmel Mountain Plaza expire during the third quarter of 2023, with no extension options as of March 31, 2023.
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2023, the highest average monthly occupancy rate for this property was 96%, occurring in July and December 2022. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2023, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2023 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2023 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2023 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of March 31, 2023
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	8	100%	56,139	$60.18	$54.67	$309,262	10.1%	22.5%	5.2	$2,731,132	$48.65
4th Quarter 2022	13	100%	77,588	$46.90	$40.65	$485,400	15.4%	25.0%	4.0	$1,107,926	$14.28
3rd Quarter 2022	9	100%	43,061	$57.35	$46.38	$472,341	23.7%	34.7%	4.7	$943,110	$21.90
2nd Quarter 2022	11	100%	128,335	$60.65	$50.07	$1,357,877	21.1%	20.7%	4.8	$1,128,669	$8.79
Total 12 months	41	100%	305,123	$56.60	$48.00	$2,624,880	17.9%	23.7%	4.7	$5,910,837	$19.37

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	1	13%	2,256	$46.80	$37.98	$19,899	23.2%	20.6%	5.3	$128,811	$57.10
4th Quarter 2022	1	8%	2,422	$53.96	$48.83	$12,430	10.5%	19.2%	3.2	$85,558	$35.33
3rd Quarter 2022	1	11%	17,969	$67.50	$45.84	$389,194	47.2%	55.0%	5.3	$718,760	$40.00
2nd Quarter 2022	3	27%	12,365	$57.80	$50.23	$93,527	15.1%	48.9%	9.6	$1,128,669	$91.28
Total 12 months	6	15%	35,012	$61.80	$47.09	$515,050	31.2%	48.3%	6.7	$2,061,798	$58.89

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	7	88%	53,883	$60.74	$55.37	$289,363	9.7%	22.6%	5.2	$2,602,321	$48.30
4th Quarter 2022	12	92%	75,166	$46.67	$40.38	$472,970	15.6%	25.2%	4.0	$1,022,368	$13.60
3rd Quarter 2022	8	89%	25,092	$50.08	$46.76	$83,147	7.1%	19.6%	4.4	$224,350	$8.94
2nd Quarter 2022	8	73%	115,970	$60.95	$50.05	$1,264,350	21.8%	18.3%	4.3	$—	$0.00
Total 12 months	35	85%	270,111	$55.92	$48.11	$2,109,830	16.2%	20.8%	4.4	$3,849,039	$14.25

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	15	79,862	$56.36	4.9	$3,613,519	$45.25
4th Quarter 2022	17	97,415	$47.63	5.0	$3,029,309	$31.10
3rd Quarter 2022	13	59,461	$54.70	5.1	$1,777,265	$29.89
2nd Quarter 2022	15	148,677	$60.09	5.4	$2,756,504	$18.54
Total 12 months	60	385,415	$55.34	5.1	$11,176,597	$29.00
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.

First Quarter 2023 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of March 31, 2023
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	12	100%	30,756	$48.74	$44.50	$130,496	9.5%	27.7%		6.2	$428,200	$13.92
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
3rd Quarter 2022	17	100%	71,469	$31.46	$29.45	$143,598	6.8%	27.7%		4.1	$309,280	$4.33
2nd Quarter 2022	16	100%	67,209	$29.01	$27.43	$105,846	5.7%	20.2%		4.5	$267,191	$3.98
Total 12 months	65	100%	272,708	$33.06	$30.14	$794,281	9.7%	20.6%		4.5	$1,419,671	$5.21

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	1	8%	1,598	$40.50	$27.27	$21,135	48.5%	145.7%		7.0	$15,000	$9.39
4th Quarter 2022	—	—%	—	$0.00	$0.00	$—	—%	—%	(6)	—	$—	$0.00
3rd Quarter 2022	3	18%	5,007	$43.91	$44.38	$(2,360)	(1.1)%	202.9%	(6)	6.8	$121,280	$24.22
2nd Quarter 2022	2	13%	4,004	$30.57	$29.09	$5,904	5.1%	—%	(6)	5.4	$179,726	$44.89
Total 12 months	6	9%	10,609	$38.36	$36.03	$24,679	6.5%	293.1%		6.3	$316,006	$29.79

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	11	92%	29,158	$49.20	$45.45	$109,361	8.3%	22.7%		6.2	$413,200	$14.17
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
3rd Quarter 2022	14	82%	66,462	$30.52	$28.33	$145,958	7.8%	15.0%		3.9	$188,000	$2.83
2nd Quarter 2022	14	88%	63,205	$28.91	$27.33	$99,942	5.8%	11.9%		4.5	$87,465	$1.38
Total 12 months	59	91%	262,099	$32.84	$29.91	$769,602	9.8%	14.7%		4.4	$1,103,665	$4.21

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2023	16	35,589	$52.66	6.1	$586,200	$16.47
4th Quarter 2022	29	146,288	$32.16	4.4	$2,439,635	$16.68
3rd Quarter 2022	21	79,033	$32.62	4.2	$526,410	$6.66
2nd Quarter 2022	21	77,201	$29.93	4.9	$945,515	$12.25
Total 12 months	87	338,111	$33.92	4.6	$4,497,760	$13.30
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

First Quarter 2023 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of March 31, 2023
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	522	95.3%	$16,533,012	$2,638
4th Quarter 2022	517	94.3%	$16,734,228	$2,699
3rd Quarter 2022	520	94.9%	$15,681,372	$2,513
2nd Quarter 2022	533	97.3%	$15,963,624	$2,495

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	147	91.9%	$4,457,952	$2,526
4th Quarter 2022	146	91.3%	$4,539,336	$2,590
3rd Quarter 2022	152	95.0%	$4,362,156	$2,392
2nd Quarter 2022	159	99.4%	$4,425,768	$2,319

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	83	94.3%	$2,358,588	$2,369
4th Quarter 2022	83	94.3%	$2,202,696	$2,212
3rd Quarter 2022	84	95.5%	$2,264,520	$2,245
2nd Quarter 2022	84	95.5%	$2,216,472	$2,198

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	101	81.5%	$1,884,216	$1,554
4th Quarter 2022	119	96.0%	$2,043,288	$1,430
3rd Quarter 2022	105	83.3%	$2,051,340	$1,629
2nd Quarter 2022	112	88.9%	$2,327,904	$1,732

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	493	92.5%	$22,314,864	$3,772
4th Quarter 2022	472	88.6%	$20,721,768	$3,657
3rd Quarter 2022	484	90.8%	$21,882,600	$3,768
2nd Quarter 2022	435	81.6%	$17,226,732	$3,301

First Quarter 2023 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of March 31, 2023
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	169	95.5%	$3,120,420	$1,538
4th Quarter 2022	162	91.5%	$2,980,404	$1,534
3rd Quarter 2022	170	96.1%	$3,265,704	$1,600
2nd Quarter 2022	166	93.8%	$3,093,876	$1,553

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	302	89.6%	$6,220,644	$1,717
4th Quarter 2022	317	94.1%	$6,193,788	$1,628
3rd Quarter 2022	312	92.6%	$6,210,420	$1,658
2nd Quarter 2022	321	95.3%	$6,152,100	$1,596

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	119	83.2%	$2,285,124	$1,601
4th Quarter 2022	121	84.6%	$2,308,080	$1,590
3rd Quarter 2022	137	95.8%	$2,505,240	$1,524
2nd Quarter 2022	134	93.7%	$2,341,560	$1,456

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2023	1,936	91.8%	$59,174,820	$2,546
4th Quarter 2022	1,937	91.8%	$57,723,588	$2,483
3rd Quarter 2022	1,964	93.0%	$58,223,352	$2,470
2nd Quarter 2022	1,944	92.0%	$53,748,036	$2,305

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

First Quarter 2023 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of March 31, 2023
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2023	89,206	95.0%	$9,184,583	$103
4th Quarter 2022	88,141	93.8%	$8,785,614	$100
3rd Quarter 2022	89,100	94.9%	$8,534,364	$96
2nd Quarter 2022	89,100	94.9%	$8,521,724	$96

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2023	302	81.9%	$368	$302
4th Quarter 2022	265	71.8%	$380	$273
3rd Quarter 2022	311	84.2%	$398	$335
2nd Quarter 2022	291	78.8%	$356	$280
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of March 31, 2023, including leases which may not have commenced as of March 31, 2023.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2023.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2023, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2023 Supplemental Information	Page

LEASE EXPIRATIONS

As of March 31, 2023
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	51,442	1.3%	0.7%	$1.11	13,367	0.4%	0.2%	$52.82	9,400	10.0%	0.1%	$28.65	74,209	1.0%	$13.91
2023	312,391	7.7	4.3	$57.75	91,886	3.0	1.3	$38.10	6,615	7.0	0.1	$72.82	410,892	5.7	$53.60
2024	286,089	7.1	4.0	$45.82	455,280	14.7	6.3	$29.79	9,669	10.3	0.1	$115.95	751,038	10.4	$37.01
2025	341,504	8.4	4.7	$39.82	283,402	9.2	3.9	$28.59	21,497	22.9	0.3	$93.64	646,403	8.9	$36.69
2026	366,346	9.0	5.1	$42.57	277,067	9.0	3.8	$33.32	5,096	5.4	0.1	$186.88	648,509	9.0	$39.75
2027	400,898	9.9	5.5	$53.70	440,862	14.3	6.1	$29.42	4,614	4.9	0.1	$118.61	846,374	11.7	$41.41
2028	292,261	7.2	4.0	$49.17	679,330	22.0	9.4	$17.39	8,820	9.4	0.1	$166.35	980,411	13.5	$28.20
2029	854,489	21.1	11.8	$63.76	211,860	6.9	2.9	$20.99	3,156	3.4	—	$196.98	1,069,505	14.8	$55.68
2030	261,508	6.5	3.6	$39.83	45,228	1.5	0.6	$36.94	—	—	—	—	306,736	4.2	$39.40
2031	145,236	3.6	2.0	$43.11	119,558	3.9	1.7	$21.67	14,965	15.9	0.2	114.34	279,759	3.9	$37.76
2032	59,956	1.5	0.8	$39.94	147,722	4.8	2.0	$27.53	—	—	—	—	207,678	2.9	$31.11
Thereafter	111,973	2.8	1.5	$58.25	103,087	3.3	1.4	$28.12	—	—	—	—	215,060	3.0	$43.81
Signed Leases Not Commenced	82,661	2.0	1.1	—	33,529	1.1	0.5	—	5,374	5.7	0.1	—	121,564	1.7	—
Available	483,510	11.9	6.7	—	190,438	6.2	2.6	—	4,719	5.0	0.1	—	678,667	9.4	—
Total (2)	4,050,264	100.0%	56.0%	$43.55	3,092,616	100.0%	42.7%	$24.43	93,925	100.0%	1.3%	$97.79	7,236,805	100.0%	$36.08

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	51,442	1.3%	0.7%	$1.11	13,367	0.4%	0.2%	$52.82	9,400	10.0%	0.1%	$28.65	74,209	1.0%	$13.91
2023	148,027	3.7	2.0	$44.89	82,049	2.7	1.1	$34.39	6,265	6.7	0.1	$66.16	236,341	3.3	$41.81
2024	71,553	1.8	1.0	$51.81	234,283	7.6	3.2	$31.72	4,617	4.9	0.1	$153.18	310,453	4.3	$38.16
2025	123,670	3.1	1.7	$45.23	110,641	3.6	1.5	$27.29	9,939	10.6	0.1	$152.52	244,250	3.4	$41.47
2026	63,839	1.6	0.9	$36.88	65,569	2.1	0.9	$44.98	5,096	5.4	0.1	$186.88	134,504	1.9	$46.51
2027	80,641	2.0	1.1	$46.17	176,916	5.7	2.4	$29.98	3,703	3.9	0.1	$147.79	261,260	3.6	$36.65
2028	134,638	3.3	1.9	$40.50	152,622	4.9	2.1	$24.29	1,906	2.0	—	$222.36	289,166	4.0	$33.14
2029	174,615	4.3	2.4	$44.92	102,999	3.3	1.4	$31.94	8,558	9.1	0.1	$128.86	286,172	4.0	$42.76
2030	244,228	6.0	3.4	$36.16	68,423	2.2	0.9	$35.06	11,558	12.3	0.2	$43.00	324,209	4.5	$36.17
2031	233,627	5.8	3.2	$47.73	58,112	1.9	0.8	$46.07	14,965	15.9	0.2	$114.34	306,704	4.2	$50.67
2032	277,807	6.9	3.8	$48.62	170,916	5.5	2.4	$28.19	911	1.0	—	—	449,634	6.2	$40.76
Thereafter	1,880,006	46.4	26.0	$57.19	1,632,752	52.8	22.6	$22.32	6,914	7.4	0.1	$150.90	3,519,672	48.6	$41.20
Signed Leases Not Commenced	82,661	2.0	1.1	—	33,529	1.1	0.5	—	5,374	5.7	0.1	—	121,564	1.7	—
Available	483,510	11.9	6.7	—	190,438	6.2	2.6	—	4,719	5.0	0.1	—	678,667	9.4	—
Total (2)	4,050,264	100.0%	56.0%	$43.55	3,092,616	100.0%	42.7%	$24.43	93,925	100.0%	1.3%	$97.79	7,236,805	100.0%	$36.08

First Quarter 2023 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2023
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2023 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

First Quarter 2023 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At March 31, 2023				At March 31, 2022
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,050,264	3,566,754		88.1%	3,988,222	3,647,993		91.5%
Retail Properties (square feet)	3,092,616	2,902,178		93.8%	3,092,616	2,851,030		92.2%
Multifamily Properties (units)	2,110	1,936		91.8%	2,112	2,002		94.8%
Mixed-Use Properties (square feet)	93,925	89,206		95.0%	93,925	88,532		94.3%
Mixed-Use Properties (units)	369	302	(3)	81.9%	369	269	(3)	72.8%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,824,763	3,495,754		91.4%	3,795,542	3,584,865		94.4%
Retail Properties (square feet)	3,092,616	2,902,178		93.8%	3,092,616	2,851,030		92.2%
Multifamily Properties (units)	2,110	1,936		91.8%	2,112	2,002		94.8%
Mixed-Use Properties (square feet)	93,925	89,206		95.0%	93,925	88,532		94.3%
Mixed-Use Properties (units)	369	302	(3)	81.9%	369	269	(3)	72.8%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the three months ended March 31, 2023 and 2022.
(4)    Same-store portfolio excludes One Beach Street due to significant redevelopment activity, Bel-Spring 520, which was acquired on March 8, 2022, the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and land held for development.

First Quarter 2023 Supplemental Information	Page

TOP TENANTS - OFFICE

As of March 31, 2023
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.3%	3.5%	$26,420,853	13.8%	9.6%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.4	5.8	19,305,775	10.1	7.0
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2023 12/31/2027	138,615	3.4	1.9	13,670,631	7.1	4.9
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.7	6,906,241	3.6	2.5
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,609,212	2.4	1.7
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.9	1.0	4,475,695	2.3	1.6
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.4	3,455,186	1.8	1.2
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,111,931	1.6	1.1
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	2,935,024	1.5	1.1
10	Top technology tenant (4)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,521,440	1.3	0.9
	Top 10 Office Tenants Total			1,369,722	33.9%	18.9%	$87,411,988	45.5%	31.6%

Notes:
(1)     For Autodesk, Inc., 92,820 and 45,795 of leased square feet have a lease expiration of December 31, 2023 and 2027, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively.
(4)    Name withheld per tenant's request.

First Quarter 2023 Supplemental Information	Page

TOP TENANTS - RETAIL

As of March 31, 2023
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.1%	$3,720,000	4.9%	1.3%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	2.8	0.8
3	Nordstrom Rack (2)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	1,804,269	2.4	0.7
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,728,228	2.3	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,609,086	2.1	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.8	0.5
7	Old Navy (4)	Southbay Marketplace, Alamo Quarry Market, Waikele Center	4/30/2023 9/30/2024 7/31/2030	52,936	1.7	0.7	1,250,327	1.7	0.5
8	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.0	1,231,599	1.6	0.4
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.6	0.4
10	Michaels (5)	Carmel Mountain Plaza, Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.6	1,124,218	1.5	0.4
	Top 10 Retail Tenants Total			743,581	23.9%	10.2%	$17,174,666	22.7%	6.2%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet have a lease expiration of June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(2)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet have a lease expiration of January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 20,000, 15,021 and 17,915 of leased square feet have a lease expiration of April 30, 2023 (Southbay Marketplace), September 30, 2024 (Alamo Quarry Market), and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 22,969 and 23,881 of leased square feet have a lease expiration of January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

First Quarter 2023 Supplemental Information	Page

APPENDIX

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2023 and 2022 is as follows:

	Three Months Ended
	March 31,
	2023	2022
Net income	$20,666	$13,514
Depreciation and amortization	29,901	30,412
Interest expense, net	15,729	14,666
Interest income	(434)	(36)
Income tax expense	270	198
EBITDA	$66,132	$58,754

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended
	March 31,
	2023	2022
EBITDA	$66,132	$58,754
Pro forma adjustments	—	—
Adjusted EBITDA	$66,132	$58,754

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2023 and 2022 is as follows:

	Three Months Ended
	March 31,
	2023	2022
Net income	$20,666	$13,514
Depreciation and amortization	29,901	30,412
Interest expense, net	15,729	14,666
Interest income	(434)	(36)
Income tax expense	270	198
EBITDAre	$66,132	$58,754

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net income	2023	2022
Total NOI	$68,616	$65,896
General and administrative	(8,999)	(7,142)
Depreciation and amortization	(29,901)	(30,412)
Operating Income	$29,716	$28,342
Interest expense, net	(15,729)	(14,666)
Other (expense) income, net	6,679	(162)
Net income	$20,666	$13,514
Net income attributable to restricted shares	(189)	(155)
Net income attributable to unitholders in the Operating Partnership	(4,341)	(2,836)
Net income attributable to American Assets Trust, Inc. stockholders	$16,136	$10,523

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2023.

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended
	March 31,
Reconciliation of Total Cash NOI to Net Income	2023	2022
Total Cash NOI	$65,668	$61,436
Non-cash revenue and other operating expenses (1)	2,948	4,460
General and administrative	(8,999)	(7,142)
Depreciation and amortization	(29,901)	(30,412)
Operating income	$29,716	$28,342
Interest expense, net	(15,729)	(14,666)
Other (expense) income, net	6,679	(162)
Net income	$20,666	$13,514
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)
	March 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2023	2022
Same-Store Cash NOI	$65,345	$61,375
Redevelopment Cash NOI (2)	(291)	(189)
Same-Store Cash NOI with Redevelopment	65,054	61,186
Tenant improvement reimbursements	141	158
Total Same-Store Cash NOI with Redevelopment	$65,195	$61,344
Non-Same Store Cash NOI	473	92
Total Cash NOI	$65,668	$61,436
Non-cash revenue and other operating expenses (3)	2,948	4,460
General and administrative	(8,999)	(7,142)
Depreciation and amortization	(29,901)	(30,412)
Operating income	$29,716	$28,342
Interest expense, net	(15,729)	(14,666)
Other (expense) income, net	6,679	(162)
Net income	$20,666	$13,514
(1)    Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Bel-Spring 520 which was acquired on March 8, 2022; (iii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iv) land held for development.
(2)    Redevelopment property refers to One Beach Street, the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and Lloyd Portfolio - Land.
(3)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Comparison of Three Months Ended
March 31, 2023 to 2022
	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X
Torrey Reserve Campus	X		X
Torrey Point	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X
The Landmark at One Market	X		X
One Beach Street		X	X
First & Main	X		X
Lloyd Portfolio (1)	X	X	X
City Center Bellevue	X		X
Eastgate Office Park	X		X
Corporate Campus East III	X		X
Bel-Spring 520		X
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Del Monte Center	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
La Jolla Commons - Land		X
Solana Crossing - Land		X
Lloyd Portfolio - Land		X	X

First Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(1)     The 710 building at Lloyd District Portfolio is considered non same-store and same-store redevelopment, since it was placed into operations on November 1, 2022 approximately one year after completing renovations of the building,

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

First Quarter 2023 Supplemental Information	Page